                                                                     EXHIBIT 5.1

             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]






                                  May 21, 2002



Health Care Property Investors, Inc.
Suite 900
4675 MacArthur Court
Newport Beach, California  92660


     Re: Health Care Property Investors, Inc. (the "Company") - Registration Statement on Form S-3 pertaining to $975,000,000 maximum aggregate initial offering price of the Company's (i) debt securities (the "Debt Securities"); (ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"); and (iii) shares of common stock, par value $1.00 per share (the "Common Stock") and related rights to purchase Series D Junior Participating Preferred Stock (the "Rights")
          ---------------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland corporate counsel to the Company in connection with the registration of the Debt Securities, the shares of Preferred Stock and the shares of Common Stock (each a "Security" and collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company on Form S-3, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about April 18, 2002, and any amendments thereto (the "Registration Statement"), if any are to be filed with the Commission subsequent to the date hereof. You have requested our opinion with respect to the matters set forth below.

     In our capacity as special Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     (i) the corporate charter of the Company (the "Charter") consisting of Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the "Department") on July 27, 2001;

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 21, 2002
Page 2



       (ii) the Second Amended and Restated Bylaws of the Company, dated April 28, 1999, and Amendment No. 1 to Second Amended and Restated Bylaws of the Company, dated September 10, 2001 (collectively, the "Bylaws");

       (iii) the Minutes of the Organizational Action of the Board of Directors of the Company, dated March 21, 1985 (the "Organizational Minutes");

       (iv) resolutions adopted by the Board of Directors of the Company (the "Board of Directors") on April 12, 2002 (the "Directors' Resolutions");

       (v) a certificate of Edward J. Henning, Senior Vice President, General Counsel and Corporate Secretary of the Company, of recent date (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer's Certificate;

       (vi) the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

       (vii) a status certificate of the Department, as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

       (viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

         In reaching the opinions set forth below, we have assumed the following:

       (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

       (b) each natural person executing any instrument, document or agreement is legally competent to do so;

       (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 21, 2002
Page 3




              examination are genuine; and all public records reviewed are accurate and complete;

       (d) the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2 and 3 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

       (e) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon conversion of any Securities offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into shares of Common Stock or shares of Preferred Stock, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to conversion of such Securities;

       (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of such Security established subsequent to the date hereof nor the form of certificate evidencing such Security approved subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

       (g) none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon conversion of any such Securities, will be issued in violation of the provisions of the Charter of the Company

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 21, 2002
Page 4




              imposing restrictions on ownership and transfer of shares of stock of the Company; and

       (h) that certain Indenture, dated as of September 1, 1993 (the "Indenture"), by and between the Company and the Bank of New York, as trustee, will be in full force and effect on the date subsequent to the date hereof on which any of the Debt Securities are issued and thereafter for so long as such Debt Securities are outstanding.

       Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

       1. Upon: (a) establishment by the Board of Directors of the terms, conditions and provisions of any Debt Securities; (b) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (c) reservation and due authorization by the Board of Directors of, any shares of Preferred Stock and/or any shares of Common Stock and related Rights, issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 2 and 3 below at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

       2. Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 21, 2002
Page 5




              of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of, any shares of any other series of Preferred Stock and/or any shares of Common Stock and related Rights, issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 3 below, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

       3. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock and related Rights for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock and related Rights and when such shares of Common Stock and related Rights are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable, and such related Rights will be binding obligations of the Company, provided that such shares of Common Stock and related Rights are issued prior to July 27, 2010, the date on which such Rights expire, and further, provided that such Rights have not earlier been redeemed, exchanged or terminated.

       The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

       This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR ANDREWS & INGERSOLL, LLP

Health Care Property Investors, Inc.
May 21, 2002
Page 6


       We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                     Very truly yours,

                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP